Exhibit 99.1

AVEO Announces Change to Virtual Annual Meeting of Stockholders

BOSTON, Mass. – May 27, 2020 – AVEO Oncology (NASDAQ: AVEO) today announced that due to the public health impact of the novel coronavirus (COVID-19) outbreak and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of its stockholders, employees and communities, the location of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed to a virtual meeting. As previously announced, the Annual Meeting will be held on June 10, 2020 at 10:00 a.m. Eastern Time, but will be held via live audio webcast. Stockholders will be able to attend the Annual Meeting only via the webcast.

As described in the proxy materials for the Annual Meeting previously distributed, stockholders are entitled to attend and vote at the Annual Meeting if they were a stockholder at the close of business on April 15, 2020, the record date, or hold a legal proxy for the meeting provided by the stockholder’s bank, brokerage firm or other nominee as of such record date. To access, participate in, and vote at the Annual Meeting at www.proxydocs.com/AVEO, stockholders must enter the control number found on their proxy card, voting instruction form or notice they previously received. You will need to register to attend the Annual Meeting at www.proxydocs.com/AVEO by no later than Monday, June 8, 2020 at 5:00 p.m. Eastern Time. A list of registered stockholders will also be available to record holders during the Annual Meeting.

For additional information regarding how stockholders may attend, participate in and/or vote at the virtual Annual Meeting, please refer to AVEO’s additional proxy material filed with the U.S. Securities and Exchange Commission today, which can also be accessed on AVEO’s website at www.aveooncology.com.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote a stockholder’s shares in connection with the Annual Meeting.

About AVEO

AVEO is developing an oncology pipeline designed to provide a better life for patients with cancer. AVEO’s strategy is to focus its resources toward development and commercialization of its product candidates in North America, while leveraging partnerships to support development and commercialization in other geographies. AVEO’s lead candidate, tivozanib (FOTIVDA®) is approved in the European Union, the United Kingdom, Norway, New Zealand and Iceland for the treatment of adult patients with advanced renal cell carcinoma. AVEO is working to develop and commercialize tivozanib in North America as a treatment for renal cell carcinoma, hepatocellular carcinoma and other cancers. Ficlatuzumab (HGF MAb) is in a Phase 2 clinical trial in head and neck cancer and has reported early clinical data in pancreatic cancer. AVEO’s earlier-stage pipeline includes several monoclonal antibodies in oncology development, including AV-203 (anti-ErbB3 MAb), AV-380 (GDF15 MAb) and AV-353 (Notch 3 MAb). For more information, please visit AVEO’s website at www.aveooncology.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of AVEO within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Actual results or events could differ materially due to a number of important factors, including risks discussed in the section titled “Risk Factors” in AVEO’s most recent Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the SEC. The forward-looking statements in this press release represent AVEO’s views as of the date of this press release. AVEO anticipates that subsequent events and developments may cause its views to change. While AVEO may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing AVEO’s views as of any date other than the date of this press release.

AVEO Contact:

David Pitts, Argot Partners

(212) 600-1902

aveo@argotpartners.com